EXHIBIT 99.1

FIFTH THIRD BANCORP

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

June 4, 2009

To	Morgan Stanley & Co. Incorporated and
Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o	Morgan Stanley & Co. Incorporated
1585	Broadway
New	York, New York 10036

Ladies and Gentlemen:

Reference is hereby made to that certain Equity Distribution Agreement, dated May 20, 2009 (the “Equity Distribution Agreement”), between Fifth Third Bancorp, an Ohio corporation (the “Company”), and Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agents and/or principals (the “Managers”).

Pursuant to the Equity Distribution Agreement, the Company proposed to issue and sell through or to the Managers, as sales agents and/or principals, on the terms set forth in the Equity Distribution Agreement, its common shares, no par value, having an aggregate gross sales price of up to $750,000,000 (the “Aggregate Limit”). The Company and the Managers agree that the Equity Distribution Agreement be hereby amended to increase the Aggregate Limit to $1,000,000,000 for any and all purposes under the Equity Distribution Agreement.

Except for the foregoing amendment, the other provisions of the Equity Distribution Agreement will continue to be in full force and effect. Paragraphs 11, 12, 13, 14 and 15 of the Equity Distribution Agreement are incorporated into this Amendment No. 1 to the Equity Distribution Agreement mutatis mutandis.

If the foregoing accurately reflects your understanding and agreement, please acknowledge the same in the space provided below and return an executed copy of this Amendment No. 1 to the Equity Distribution Agreement to us at your convenience.

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Very truly yours, Fifth Third Bancorp
By:	/s/ ROSS J. KARI
	Name:	Ross J. Kari
	Title:	Executive Vice President and Chief Financial officer

Accepted as of the date first written above

Morgan Stanley & Co. Incorporated

By:	/s/ KENNETH G. POTT
Name: Kenneth G. Pott
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ MICHAEL O’GRADY
Name: Michael O’Grady
Title: Managing Director